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                                                                  Exhibit 10.9

September 10, 1996




Dear Subscriber:

We refer to the Private Placement Purchase Agreement between you and the Company dated June 7, 1996 (the "Prior Agreement"). The Prior Agreement is hereby rescinded, as if it had never been signed. You will promptly deliver to the Company, for cancellation, all instruments which were delivered to you under the Prior Agreement.

Concurrently herewith, the Company and you are entering into a Private Placement Purchase Agreement dated of this date and effective as of June 7, 1996 (the "New Agreement"). Amounts paid by you to the Company under the Prior Agreement are deemed to have been returned to you by the Company and to have been immediately reinvested by you as the full purchase price for securities purchased by you under the New Agreement.

Please confirm your agreement with the foregoing by signing and returning the enclosed copy of this letter.

                                           ALL-COMM MEDIA CORPORATION


                                           By: /s/ E. William Savage
                                              ---------------------------------
                                                   E. William Savage
                                                   President



Agreed:



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By: